Back to Contents

Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION  906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report on Form 10-Q of Enzon Pharmaceuticals, Inc. (the Company) for the period ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Craig A. Tooman, Executive Vice President, Finance, and Chief Financial Officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 3, 2006	By:	/s/Craig A. Tooman Craig A. Tooman Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)

     The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

     A signed original of this written statement required by Section 906 has been provided to Enzon Pharmaceuticals, Inc. and will be retained by Enzon Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

31